Exhibit 24.1

POWER OF ATTORNEY

For Executing Form S-8

Know all persons by these presents, that each of the undersigned hereby constitutes and appoints George Bernstein as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, in any and all capacities, to sign the Form S-8 related to the Nobel Learning Communities, Inc. 2006 Deferred Compensation Plan (the “Form S-8”) and any amendment(s) or supplements to the Form S-8, including any post-effective amendment(s), to file the same with the Commission and to perform all other acts necessary or desirable in connection with any matter relating to the Form S-8 and any amendment(s) or post-effective amendment(s) thereto.

Each of the undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or any replacement attorney-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file the Form S-8 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this day of December 18, 2006.

/s/ David Beale David Beale	/s/ Richard J. Pinola Richard J. Pinola

/s/ Peter H. Havens Peter H. Havens	/s/ Michael J. Rosenthal Michael J. Rosenthal

/s/ Therese Kreig Crane Therese Kreig Crane	/s/ Ralph Smith Ralph Smith

/s/ Steven B. Fink Steven B. Fink	/s/ David L. Warnock David L. Warnock